Exhibit 99.1

Not For Immediate Release

Contacts:	Linda H. Simmons	William C. DeWitt
Chief Financial Officer	Corporate Communications
(401) 456-5015 Ext. 1652	(401) 456-5015 Ext. 1541

Bancorp Rhode Island, Inc. Announces Third Quarter 2007

Earnings Rise to $2.3 Million

Board Votes to Increase Quarterly Dividend

PROVIDENCE, R.I., October 25, 2007 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today announced net income for the third quarter of 2007 of $2.3 million. This represents a $635,000, or 39 percent, increase from net income of $1.6 million in the third quarter of 2006. The company’s diluted earnings per share (EPS) were $0.46 for the third quarter of 2007, an increase of 39 percent from diluted EPS of $0.33 in the third quarter of 2006.

Earnings for the third quarter of 2007 benefited from pretax gains on available for sale securities of $254,000. Additionally, on September 26, 2007 the company redeemed $5 million of subordinated deferrable interest debentures, which were held by BRI Statutory Trust II. As a result, $137,000 of unamortized debt issuance costs were written-off as additional pretax interest expense. Earnings for the third quarter of 2006 were impacted by the company’s restructuring of its investment portfolio, which resulted in pretax losses on available for sale securities of $858,000, as well as an additional $228,000 of pretax income due to the FHLB of Boston amending its dividend schedule in the second and third quarters of 2006.

Total deposits were $1.02 billion at the end of the third quarter, up $31.5 million, or 3 percent, from $987.6 million at the end of the third quarter 2006, and up $2.7 million since year-end 2006. The company continued to achieve year-over-year growth in most major deposit categories.

The bank’s commercial loan portfolio ended the third quarter with $554.9 million in assets, an increase of $46.4 million, or 9 percent, from the $508.5 million at the end of the third quarter of 2006. This growth also represents a 7 percent increase from year-end 2006 levels of $519.8 million. Nonperforming loans remain at low levels.

Noninterest expense was $9.5 million in the third quarter of 2007, unchanged from $9.5 million in the third quarter of 2006.

Net interest margin for the third quarter of 2007 was 2.91 percent, down from 2.97 percent in the second quarter of 2007. The write-off of the unamortized debt issuance costs negatively impacted the current quarter’s net interest margin by approximately 4 basis points.

“The current earnings environment is a difficult one for many institutions, so we are pleased to post another quarter of increased net income. We continue to hold the line on expenses, grow our commercial loans and maintain our core deposit portfolio,” said Bancorp Rhode Island, Inc. president and chief executive officer Merrill W. Sherman.

The company’s board of directors approved a $0.01 per share increase in the quarterly dividend. The dividend of $0.16 per share will be paid on December 5, 2007 to shareholders of record on November 14, 2007.

Bancorp Rhode Island, Inc. will host a conference call at 10:00 a.m. Eastern Time on Thursday, October 25, to discuss its third quarter 2007 earnings. The conference call can be accessed by dialing toll free (888) 868-9079, or via webcast at http://www.bankri.com/investorrelations.

There will be a playback of the call available the same day beginning at approximately noon EST that can be accessed through 11:59 p.m. EST on Saturday, October 27, 2007. The replay dial-in number is (877) 519-4471; when prompted, enter conference ID number 9229707. The webcast will be archived on the “Investor Relations” page of the Bank Rhode Island website at http://www.bankri.com/investorrelations.

Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches throughout Providence, Kent and Washington Counties.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

BANCORP RHODE ISLAND, INC.

Selected Financial Highlights (unaudited)

	September 30, 2007	December 31, 2006
Balance Sheet Data:	(Dollars in thousands, except per share data)

Total Assets	$1,492,695	$1,479,099
Total Loans and Leases	1,025,875	1,004,292
Nonperforming Loans	4,019	1,413
Allowance for Loan Losses	12,562	12,377
Allowance for Nonperforming Loans	312.57%	875.94%
Allowance to Total Loans	1.22%	1.23%
Total Deposits	1,019,111	1,016,423
Total Shareholders’ Equity	117,868	112,085

Book Value Per Share	$24.49	$23.39
Tangible Book Value Per Share	$22.14	$21.03

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
(Dollars in millions)

Average Balance Sheet Data:

Average Total Assets	$1,487	$1,458	$1,469	$1,448
Average Total Loans	1,025	995	1,012	974
Average Total Interest-bearing Liabilities	1,163	1,152	1,152	1,147
Average Total Equity	116	107	115	106

	Quarter Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
(Dollars in thousands, except per share data)

Income Statement Data:

Interest Income	$21,950	$21,017	$64,367	$60,174
Interest Expense	11,685	10,341	33,582	28,119
Net Interest Income	10,265	10,676	30,785	32,055
Provision for Loan Losses	290	400	490	1,102
Noninterest Income	2,856	1,544	8,082	6,664
Noninterest Expense	9,492	9,504	28,627	30,053
Income Before Taxes	3,339	2,316	9,750	7,564
Income Taxes	1,061	673	3,100	2,390
Net Income	$2,278	$1,643	$6,650	$5,174

Data Per Common Share:

Earnings Per Common Share – Basic	$0.47	$0.34	$1.38	$1.09
Earnings Per Common Share – Diluted	$0.46	$0.33	$1.34	$1.05
Average Common Shares Outstanding – Basic	4,818,486	4,772,152	4,824,383	4,760,720
Average Common Shares Outstanding - Diluted	4,925,366	4,935,289	4,953,963	4,908,950

Selected Operating Ratios:

Net Interest Margin	2.91%	3.08%	2.95%	3.11%
Return on Assets	0.61%	0.45%	0.61%	0.48%
Return on Equity	7.79%	6.10%	7.74%	6.55%
Efficiency Ratio(1)	72.34%	77.78%	73.65%	77.62%

_______________________

(1) Calculated by dividing total noninterest expenses by net interest income plus noninterest income.

BANCORP RHODE ISLAND, INC.

Consolidated Balance Sheets (unaudited)

	September 30, 2007	December 31, 2006
	(In thousands)
ASSETS:
Cash and due from banks	$25,490	$24,469
Overnight investments	42,968	37,295
Total cash and cash equivalents	68,458	61,764
Investment securities available for sale (amortized cost of $123,528 and $104,266 at September 30, 2007 and December 31, 2006, respectively)	123,260	103,425
Mortgage-backed securities available for sale (amortized cost of $210,075 and $244,258 at September 30, 2007 and December 31, 2006, respectively)	207,489	240,462
Total available for sale securities	330,749	343,887
Stock in Federal Home Loan Bank of Boston	15,671	16,530
Loans and leases receivable:
Commercial loans and leases	554,887	519,790
Residential mortgage loans	248,259	263,945
Consumer and other loans	222,729	220,557
Total loans and leases receivable	1,025,875	1,004,292
Less allowance for loan and lease losses	(12,562)	(12,377)
Net loans and leases receivable	1,013,313	991,915
Premises and equipment, net	14,204	13,736
Goodwill	11,317	11,317
Accrued interest receivable	7,142	6,755
Investment in bank-owned life insurance	23,923	23,148
Prepaid expenses and other assets	7,918	10,047
Total assets	$1,492,695	$1,479,099
LIABILITIES:
Deposits:
Demand deposit accounts	$185,472	$200,282
NOW accounts	61,262	70,736
Money market accounts	5,808	6,991
Savings accounts	384,748	356,707
Certificate of deposit accounts	381,821	381,707
Total deposits	1,019,111	1,016,423
Overnight and short-term borrowings	73,047	56,341
Wholesale repurchase agreements	10,000	20,000
Federal Home Loan Bank of Boston borrowings	243,242	242,198
Subordinated deferrable interest debentures	13,403	18,558
Other liabilities	16,024	13,494
Total liabilities	1,374,827	1,367,014
SHAREHOLDERS’ EQUITY:
Preferred stock, par value $0.01 per share, authorized 1,000,000 shares:
Issued and outstanding: none	--	--
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued and outstanding 4,864,321shares and 4,792,380 shares, respectively	49	48
Additional paid-in capital	69,979	67,960
Treasury stock, at cost (52,200 shares at September 30, 2007)	(1,874)	--
Retained earnings	51,569	47,091

Accumulated other comprehensive loss, net	(1,855)	(3,014)
Total shareholders’ equity	117,868	112,085
Total liabilities and shareholders’ equity	$1,492,695	$1,479,099

BANCORP RHODE ISLAND, INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands, except per share data)

Interest and dividend income:
Commercial loans and leases	$10,200	$9,204	$29,440	$25,169
Residential mortgage loans	3,427	3,771	10,374	11,750
Consumer and other loans	3,507	3,433	10,249	9,786
Mortgage-backed securities	2,620	2,394	8,223	7,571
Investment securities	1,577	1,679	4,444	5,074
Overnight investments	365	80	837	157
Federal Home Loan Bank of Boston stock dividends	254	456	800	667
Total interest and dividend income	21,950	21,017	64,367	60,174
Interest expense:
NOW accounts	99	76	300	270
Money market accounts	40	44	103	120
Savings accounts	2,955	2,245	8,094	5,424
Certificate of deposit accounts	4,479	3,560	13,369	9,866
Overnight and short-term borrowings	703	639	2,006	1,452
Wholesale repurchase agreements	136	231	466	643
Federal Home Loan Bank of Boston borrowings	2,767	3,171	7,998	9,259
Subordinated deferrable interest debentures	506	375	1,246	1,085
Total interest expense	11,685	10,341	33,582	28,119
Net interest income	10,265	10,676	30,785	32,055
Provision for loan and lease losses	290	400	490	1,102
Net interest income after provision for loan and lease losses	9,975	10,276	30,295	30,953
Noninterest income:
Service charges on deposit accounts	1,386	1,328	4,090	3,777
Net gains on lease sales and commissions on loans originated for others	295	94	1,018	319
Income from bank-owned life insurance	264	199	775	573
Loan related fees	119	162	468	580
Commissions on nondeposit investment products	146	180	437	743
Gain (loss) on sale of available for sale securities	254	(858)	254	(858)
Other income	392	439	1,040	1,530
Total noninterest income	2,856	1,544	8,082	6,664

Noninterest expense:
Salaries and employee benefits	5,316	4,942	15,863	15,650
Occupancy	882	894	2,684	2,640
Data processing	691	741	2,129	2,220
Professional services	446	711	1,698	1,640
Marketing	347	383	1,147	1,342
Equipment	337	332	1,004	1,073
Loan servicing	220	245	606	651
Loss on note receivable	--	--	--	868
Other expenses	1,253	1,256	3,496	3,969
Total noninterest expense	9,492	9,504	28,627	30,053
Income before income taxes	3,339	2,316	9,750	7,564

Income tax expense	1,061	673	3,100	2,390
Net income	$2,278	$1,643	$6,650	$5,174
Per share data:
Basic earnings per common share	$0.47	$0.34	$1.38	$1.09

Diluted earnings per common share	$0.46	$0.33	$1.34	$1.05

Average common shares outstanding – basic	4,818,486	4,772,152	4,824,383	4,760,720
Average common shares outstanding – diluted	4,925,366	4,935,289	4,953,963	4,908,950